UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2010
MELA Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51481 (Commission File Number)	13-3986004 (IRS Employer Identification No.)

50 South Buckhout Street, Suite 1, Irvington, New York (Address of principal executive offices)	10533 (Zip Code)
Registrant’s telephone number, including area code (914) 591-3783
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
Item 8.01 — Other Events
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-5.1
EX-99.1
EX-99.2

Item 1.01 — Entry into a Material Definitive Agreement
     On June 30, 2010, MELA Sciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC and Leerink Swann LLC, as joint book-running managers (together, the “Underwriters”), relating to the public offering (the “Offering”) of 2,200,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $7.50 per share (the “Offering Price”), less underwriting discounts and commissions. All of the shares in the Offering are being sold by the Company. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 15% of the shares of Common Stock offered in the Offering to cover over-allotments, if any, at the Offering Price. The net proceeds to the Company from the sale of the Common Stock, after deducting the Underwriters’ discounts and commissions and other estimated offering expenses payable by the Company, are expected to be approximately $17.5 million, assuming exercise by the Underwriters of their over-allotment option. The Offering is expected to close on July 6, 2010, subject to the satisfaction of customary closing conditions.
The Common Stock is being offered and sold pursuant to the Company’s Prospectus dated June 1, 2010 and the Company’s Prospectus Supplement filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2010, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-167113) declared effective by the SEC on June 1, 2010.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.
     The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.
     The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.
     The legal opinion of Golenbock Eiseman Assor Bell & Peskoe LLP relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 — Other Events.
     On June 29, 2010, the Company issued a press release announcing the Offering. On June 30, 2010, the Company issued a press release announcing pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits

EXHIBIT NO.	DESCRIPTION
1.1	Underwriting Agreement, dated as of June 30, 2010 among MELA Sciences, Inc, Needham & Company, LLC and Leerink Swann LLC

5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP

23.1	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included as part of Exhibit 5.1)

99.1	Press Release issued by MELA Sciences, Inc. on June 29, 2010

99.2	Press Release issued by MELA Sciences, Inc. on June 30, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA Sciences, Inc.
Date: June 30, 2010	By:	/s/ Richard Steinhart
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.1	Underwriting Agreement, dated as of June 30, 2010 among MELA Sciences, Inc, Needham & Company, LLC and Leerink Swann LLC

5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP

23.1	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included as part of Exhibit 5.1)

99.1	Press Release issued by MELA Sciences, Inc. on June 29, 2010

99.2	Press Release issued by MELA Sciences, Inc. on June 30, 2010